Exhibit 10.10

FISCAL YEAR 2016 EXECUTIVE OFFICER BASE SALARIES
The Company’s executive officers are scheduled to receive the following annual base salaries for the fiscal year ending June 30, 2016 in their current positions:

Name/Title	FY2016 Salary
David L. Martin President and Chief Executive Officer	$630,000
Laurence L. Betterley Chief Financial Officer	$368,095
Kevin Kenny Chief Operating Officer	$430,000
Robert J. Thatcher Chief Healthcare Policy Officer	$344,292
Paul Koehn Senior Vice President of Quality and Operations	$327,928